Exhibit 99.1


 WILLOW FINANCIAL BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND



WAYNE, Pa.-August 1, 2007-Willow Financial Bancorp, Inc. (the "Company") (Nasdaq/NMS:WFBC), the holding company for Willow Financial Bank (the "Bank"), announced that its Board of Directors, at its July 24, 2007 meeting, declared a $0.115 cash dividend on each share of common stock of the Company, payable on August 24, 2007 to shareholders of record at the close of business on August 10, 2007.

About Willow Financial Bancorp, Inc.

Willow Financial Bancorp, Inc. (NASDAQ: WFBC), is the holding company for Willow Financial Bank, a growing community bank in Southeastern Pennsylvania with $1.5 billion in assets. With 29 convenient offices, Willow Financial Bank has a substantial community presence in Bucks, Chester, Montgomery, and Philadelphia counties - some of the fastest-growing communities in Pennsylvania. The Bank provides a complete line of products and services, including: retail banking, business and commercial banking, cash management, wealth management and investments. Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners, through sophisticated commercial clients and high net-worth individuals. Willow Financial Bank has been recognized as the "Best Neighborhood Bank" by Philadelphia Magazine in 2007. Headquartered in Wayne, Pa., Willow Financial Bank has the team, the resources and the sophisticated products to compete with any bank in the region. To see what WillPower is worth, visit www.willowfinancialbank.com or call 1-800-NEW WILLOW.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp, Inc. management's intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Financial Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Actual results may differ materially from the anticipated results expressed in the forward-looking statements. Factors that may affect the Company's future operations are discussed in the documents filed by Willow Financial Bancorp with the Securities and Exchange Commission ("SEC") from time to time, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Additional factors that may cause the results referenced in forward-looking statements to differ from actual results include general economic conditions and the interest rate yield curve, changes in deposit flows, changes in credit quality and legislative and regulatory changes, among other things. Copies of these documents may be obtained from Willow Financial Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact:

Willow Financial Bancorp, Inc.
Donna M. Coughey, Chief Executive Officer
Joseph T. Crowley, Chief Financial Officer
Telephone: 610-995-1700